United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF

THE SECURITIES EXCHANGE ACT OF 1934

Filed by Registrant  ☒                       Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

ATOMERA INCORPORATED

(Name of Registrant as Specified In Its Charter)

__________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials:

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2. To ratify the appointment of Marcum LLP as the Company's independent registered public accounting firm for the year ending December 31, 2022. 3. To approve, on an advisory basis, the compensation of the Company’s named executive officers. 4. To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers. 5. T o grant our Board the authority to adjourn the meeting if necessary to solicit additional proxies with respect to previous proposals. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL DIRECTOR NOMINEES, "FOR" PROPOSALS 2 , 3 AND 5 AND FOR “ONE YEAR” FOR PROPOSAL 4 . 1. Election of Directors: NOMINEES: 1. John Gerber 2. Scott Bibaud 3. Steve Shevick 4. Duy - Loan Le 5. Suja Ramnath This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. If you want to receive a paper or e - mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before 4/22/2022. Please visit http://www.astproxyportal.com/ast/22415/, where the following materials are available for view: • Notice of Annual Meeting of Stockholders • Proxy Statement • Form of Electronic Proxy Card • Annual Report TO REQUEST MATERIAL: TELEPHONE: 888 - Proxy - NA (888 - 776 - 9962) 718 - 921 - 8562 (for international callers) E - MAIL: info@astfinancial.com WEBSITE: https://us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials ONLINE : To access your online proxy card, please visit www . voteproxy . com and follow the on - screen instructions or scan the QR code with your smartphone . You may enter your voting instructions at www . voteproxy . com up until 11 : 59 PM Eastern Time the day before the cut - off or meeting date . IN PERSON : You may vote your shares in person by attending the virtual Annual Meeting . MAIL : You may request a card by following the instructions above . TO VOTE: COMPANY NUMBER ACCOUNT NUMBER CONTROL NUMBER Please note that you cannot use this notice to vote by mail. Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting of ATOMERA INCORPORATED To Be Held Virtually On: May 5, 2022 at 11:00 a.m. PDT To attend the meeting via the Internet, please visit https://web.lumiagm.com/299510298 (password: atomera2022) and be sure to have available the control number.